UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011 (December 19, 2011)

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

            On December 19, 2011, American Realty Capital Healthcare Trust, Inc. (the “Company”), through its sponsor, American Realty Capital V, LLC, closed the acquisition of a majority ownership position in a ground leasehold interest in a three-story outpatient center located in Peoria, Illinois and a majority ownership position in a ground leasehold interest in an on-campus medical office building located in Odessa, Texas.

Methodist North Medical Office Building

The purchase price of the outpatient center located in Peoria, Illinois, known as the “Methodist North Medical Office Building,” was approximately $24.6 million, exclusive of closing costs. The seller of the ground leasehold interest was Peoria MOB Owners LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Company acquired the property through a joint venture entity controlled by the Company’s operating partnership pursuant to which the Company owns a 99% interest and the seller owns a 1% minority interest, allowing the seller to recapitalize while retaining an interest in the property. The joint venture agreement provides the seller with no voting rights. The seller will continue to manage and lease the property.

The Company funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from its ongoing public offering of approximately $9.5 million, (b) a $13.5 million mortgage loan, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, (c) a $1.5 million bridge loan, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant and (d) $0.1 million of proceeds received from the joint venture partner in exchange for its minority interest in the joint venture entity.

The property was completed in January 2010 and contains 73,302 rentable square feet. The property is 100% leased to Methodist Services, Inc., an Illinois not for profit corporation (“Methodist”) pursuant to two tenant leases. Methodist is a subsidiary of the ground lease guarantor, Methodist Health Services Corporation. The tenant leases require annualized straight-line rental income of approximately $1.9 million and expire in January 2025 and February 2025, respectively. The tenant leases have no renewal options and contain annual contractual rental escalations of 2%. The tenant leases are net whereby Methodist is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent.

The ground lease, which commenced in July 2008, has an initial term of 50 years that expires in July 2058. The ground lease contains annual contractual rental escalations of 2%. The ground lease contains two 25-year renewal options. The ground lease is full service gross whereby the tenant of the ground leasehold interest is required to pay substantially all operating expenses, including any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $15,000.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $300,000. Such real estate taxes will be reimbursed in full by the tenant under the terms of the lease.

Odessa Regional Medical Office Building

The purchase price of the medical office building known as the “Dr. Albert B. Finch Medical Office Building” located in the campus of the Odessa Regional Medical Center in Odessa, Texas, was approximately $7.4 million, exclusive of closing costs. The seller of the ground leasehold interest is Odessa MOB Owners LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Company acquired the property through a joint venture entity controlled by the Company’s operating partnership pursuant to which the Company owns a 99% interest and the seller owns a 1% minority interest, allowing the seller to recapitalize while retaining an interest in the property. The joint venture agreement provides the seller with no voting rights. The seller will continue to manage and lease the property.

The Company funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from its ongoing public offering of approximately $2.9 million, (b) a $4.0 million mortgage loan, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, (c) a $0.5 million bridge loan, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant and (d) $33,000 of proceeds received from the joint venture partner in exchange for its minority interest in the joint venture entity.

The property was completed in June 2008 and contains 39,220 rentable square feet. The property is 100% building leased to Odessa Regional Hospital, LP (“Odessa Regional”). Odessa Regional is a subsidiary of the guarantor, IASIS Healthcare Corporation. The tenant lease requires annualized straight-line rental income of approximately $0.6 million and expires in May 2023. The tenant lease has no renewal options and contains annual contractual rental escalations of 2%. The tenant lease is net whereby Odessa Regional is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent.

The ground lease, which commenced in July 2007, has an initial term of 50 years that expires in July 2057. The ground lease contains contractual rental escalations of 10% every five years. The ground lease contains two 25-year renewal options. The ground lease is full service gross whereby the tenant of the ground leasehold interest is required to pay substantially all operating expenses, including any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $2,000.

           The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $125,000. Such real estate taxes will be reimbursed in full by the tenant under the terms of the lease.

A copy of the press release announcing the acquisition of the two properties and a press release clarifying the initial press release are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Methodist North Medical Office Building Loans

On December 19, 2011, the Company, through a wholly owned subsidiary of its operating partnership, entered into a loan agreement with Regions Bank, under which the Company borrowed approximately $13.5 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that the Company entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.93%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date.  It is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, the Company entered into an unsecured $1.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty.

Odessa Regional Medical Office Building Loans

On December 19, 2011, the Company, through a wholly owned subsidiary of its operating partnership, entered into a loan agreement with Regions Bank, under which the Company borrowed approximately $4.0 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that the Company entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 4.03%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date.  It is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, the Company entered into an unsecured $0.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty.

Item 9.01.	Exhibits.

(a)(4)
The audited and unaudited financial statements relating to the Methodist North Medical Office Building required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or March 1, 2012.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 20, 2011
99.2	Press Release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: December 21, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors